                       Filed Pursuant to Rule 424(b)(3)
                          Registration No. 333-74514

                             PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED DECEMBER 21, 2001)

                               CYTYC CORPORATION

                               4,923,718 Shares

                                 Common Stock

This prospectus supplement relates to resales by selling stockholders of 4,923,718 shares of our common stock that are held by some of our current stockholders.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated December 21, 2001, including any amendments or supplements thereto.

            SEE RISK FACTORS BEGINNING ON PAGE 5 OF THE PROSPECTUS
                   TO READ ABOUT FACTORS YOU SHOULD CONSIDER
                        BEFORE BUYING OUR COMMON STOCK.

                  __________________________________________

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                  __________________________________________

The information in the table appearing under the heading "Selling Stockholders" in the prospectus is amended by adding the information below with respect to persons not previously listed in the prospectus or in any amendments or supplements thereto, and by superceding the information with respect to persons previously listed in the prospectus or in any amendments or supplements thereto that are listed below:


                             SELLING STOCKHOLDERS

                                                                           Number of
                                                                             Shares
                                                           Number of        Offered         Number of
                                                         Shares Owned      Pursuant to        Shares
                                                          Before the          this          Owned After
           Selling Stockholder              Position       Offering        Prospectus      the Offering
           -------------------              --------       --------        ----------      ------------
Bayview 2000, LP                                 -               0                0              -
The Distributees of Bayview 2000, LP             -          10,148           10,148              -

         The date of this supplemental prospectus is January 4, 2002.